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                                                                     Exhibit s.1
                                                                Preferred Shares


                                POWER OF ATTORNEY

     We, the undersigned Trustees and officers of AEW Real Estate Income Fund (the "Trust"), hereby severally constitute and appoint each of John M. Loder, John E. Pelletier and Mark E. Bradley and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him or her to sign for us, and in our name and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

     Witness our hands on the 16/th/ day of December, 2002.

Name                                    Capacity
----                                    --------

/s/ John T. Hailer                      President and
------------------------------------    Chief Executive
John T. Hailer                          Officer; Trustee


/s/ Graham T. Allison, Jr.              Trustee
------------------------------------
Graham T. Allison, Jr.


/s/ Daniel M. Cain                      Trustee
------------------------------------
Daniel M. Cain

/s/ Kenneth J. Cowan                    Trustee
------------------------------------
Kenneth J. Cowan

/s/ Richard Darman                      Trustee
------------------------------------
Richard Darman

/s/ Sandra O. Moose                     Trustee
------------------------------------
Sandra O. Moose



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/s/ John A. Shane                       Trustee
------------------------------------
John A. Shane

/s/ Pendleton P. White                  Trustee
------------------------------------
Pendleton P. White

/s/ Peter S. Voss                       Trustee
---------------------------
Peter S. Voss

/s/ Mark E. Bradley                     Treasurer and
------------------------------------    Principal Financial
Mark E. Bradley                         And Accounting Officer

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